Exhibit 10.2.2

Notice of Grant of Non-Qualified Stock Options and Option Agreement for Company Officers	Targanta Therapeutics Corporation 222 Third. Street, Suite 2300 Cambridge, MA 02142

Name of Optionee:	_________________
Address of Optionee:	_________________
_________________
Optionee ID:	_________________

Pursuant to the terms and conditions of the Targanta Therapeutic Corporation’s 2007 Stock Option and Incentive Plan. (the “Plan”), Targanta Therapeutics Corporation (the “Company”) hereby grants to the Optionee a Non-Qualified Stock Option to purchase shares of common stock of the Company as outlined below. This grant is in accordance with the attached Non-Qualified Stock Option Agreement (the “Option Agreement”).

Grant ID:	_________________________
Grant Date:	_________________________
Shares Granted:	_________________________
Exercise Price Per Share	$ _______ - Total Cost to Exercise: $ _______ [FMV on Grant Date (i.e., closing price on Grant Date)]
Expiration Date:	______________________
[No more than 10 years]
Vesting Schedule:

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Plan and the Option Agreement. You further acknowledge receipt of the copy of the Plan and the Option Agreement and agree to conform to all of the terms and conditions of this Notice of Grant, the Option Agreement and the Plan.

Date:__________________
[NAME OF COMPANY OFFICER], [TITLE]

Date:__________________
[NAME OF OPTIONEE]

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR COMPANY OFFICERS

UNDER THE TARGANTA THERAPEUTICS CORPORATION

2007 STOCK OPTION AND INCENTIVE PLAN

Pursuant to the Targanta Therapeutics Corporation 2007 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Targanta Therapeutics Corporation (the “Company”) hereby grants to the Optionee named on the attached Notice of Grant of Stock Options (the “Notice of Grant”) an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified on the Notice of Grant all or part of the number of shares of Common Stock, par value $0.0001 per share (the “Stock”) of the Company specified on the Notice of Grant at the Option Exercise Price per Share specified therein subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended. Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Committee to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable in accordance with the Vesting Schedule set forth on the Notice of Grant. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Committee of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Committee; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon the Company’s receipt from the Optionee of (i) full payment for the Option Shares, as set forth above, (ii) any amounts described in Section 7 hereof, and (iii) any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b) Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Committee), any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12-month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.

(c) Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean a determination by the Company that the Optionee shall be dismissed as a result of: (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any gross negligence, material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d) Termination Following a Sale Event. If, following a Sale Event (other than the liquidation or dissolution of the Company), the Optionee’s employment is terminated by the Optionee for Good Reason or by the Company for any reason other than Cause, any portion of this Stock Option outstanding on such date shall become fully exercisable and may thereafter be exercised by the Optionee for a period of three months from the date of termination or until the Expiration Date, if earlier. For purposes of this Agreement, “Good Reason” means (i) the failure of the Company to employ the Optionee in his or her current or a substantially similar position, without regard to title, such that the Optionee’s duties and responsibilities are materially diminished without his or her consent (provided, that the Optionee notifies the Company in writing of such diminution of duties within 60 days of the diminution); (ii) a reduction in the Optionee’s annual salary and/or target annual performance bonus without his or her consent (unless such reduction is in connection with a proportional reduction in compensation to all or substantially all of the Company’s employees); or (iii) a permanent relocation of the Optionee’s primary place of employment more than 50 miles from his or her current site of employment without the Optionee’s consent.

(e) Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Committee, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

7. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

8. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.